EXHIBIT 2.1

                               ARTICLES OF MERGER

DEAN HELLER                                             FILED #C6000-92
Secretary of State                                      FEB 03 2004
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299                         In the Office of
(775) 684-5708                                          Dean Heller
Website: secretary of state.biz                         Secretary of State


ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

Important: Read attached instructions before completing form.

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

     1) Name and jurisdiction of organization of each constiutent entity (NRS 92A.200). If there are more than four merging entities, check box /_/ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

eCHEX International, Inc.
---------------------------------
Name of merging entity

California                                      Corporation
---------------------------------               --------------------------
Jurisdiction                                    Entity type


and,

Worldwide Wireless Networks, Inc.
---------------------------------
Name of surviving entity

Nevada                                          Corporation
---------------------------------               --------------------------
Jurisdiction                                    Entity type

DEAN HELLER                                             FILED #C6000-92
Secretary of State                                      FEB 03 2004
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299                         In the Office of
(775) 684-5708                                          Dean Heller
Website: secretary of state.biz                         Secretary of State


ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

Important: Read attached instructions before completing form.

     2) Forwarding address where copies of process may be sent to the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

     Attn:

     c/o:



     3) (Choose One)

     /X/ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     /_/ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.190)

     4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box /_/ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

        (a) Owner's approval was not required from

            ---------------------------------------
            Name of merging entity, if applicable

        and, or;

            Worldwide Wireless Networks, Inc.
            ---------------------------------------
            Name of surviving entity, if applicable

DEAN HELLER                                             FILED #C6000-92
Secretary of State                                      FEB 03 2004
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299                         In the Office of
(775) 684-5708                                          Dean Heller
Website: secretary of state.biz                         Secretary of State


ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

Important: Read attached instructions before completing form.

        (b) The plan was approved by the required consent of the owners of*:

            eCHEX International, Inc.
            ---------------------------------------
            Name of merging entity, if applicable

        and, or;


            ---------------------------------------
            Name of surviving entity, if applicable

*Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER                                             FILED #C6000-92
Secretary of State                                      FEB 03 2004
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299                         In the Office of
(775) 684-5708                                          Dean Heller
Website: secretary of state.biz                         Secretary of State


ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

Important: Read attached instructions before completing form.


     (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

            N/A
            ---------------------------------------
            Name of merging entity, if applicable

        and, or;


            ---------------------------------------
            Name of surviving entity, if applicable

DEAN HELLER                                             FILED #C6000-92
Secretary of State                                      FEB 03 2004
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299                         In the Office of
(775) 684-5708                                          Dean Heller
Website: secretary of state.biz                         Secretary of State


ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

Important: Read attached instructions before completing form.

     5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

     Article 1. The name is changed to eCHEX Worldwide Corp.

     Article 4. Article 4 is deleted and subsituted therefore is: 100,000,000 shares are authorized, $.001 par value; 75,000,000 of which are common shares and 25,000,000 of which are preferred shares with rights and privileges and classes to be determined (see attached Exhibit). All issued and outstanding common stock as of December 31, 2003 is, on such date, reverse split on a one for 5,000 basis (see attached Exhibit).

     Article 12. (Added). The corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes
     78.378 to 78.3793, inclusive.

     6) Location of Plan of Merger (check a or b):

          /_/ (a) The entire plan of merger is attached:

        or,

          /X/ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

     7) Effective date (optional)*: 12/31/03

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

Article Four is deleted and in substitution therefor is: The aggregate number of shares which this corporation shall have authority to issue is one hundred million (100,000,000) shares of a par value of $.001 of which 75,000,000 shares shall be designated common stock, and 25,000,000 shares shall be preferred stock with such rights and privileges and in such classes as the Board of Directors may hereafter determine.

Added to Article Four shall be: "Reverse Stock Split. Each share of the Corporation's Common Stock, issued and outstanding immediately prior to December 31, 2003 (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock split"), into a fraction thereof of 1/5000 of a share of the Corporation's outstanding Common Stock, (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to December 31, 2003 represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are classified under the terms hereof. From and after the December 31, 2003, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and all fractional interests will be cancelled of record. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be rounded a down to a whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that fractional shares to any one holder may be aggregated. If any New
Certificate  is to be  issued  in a name  other  than  that  in  which  the  Old
Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the December 31, 2003, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with applicable law."

DEAN HELLER                                             FILED #C6000-92
Secretary of State                                      FEB 03 2004
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299                         In the Office of
(775) 684-5708                                          Dean Heller
Website: secretary of state.biz                         Secretary of State


ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

Important: Read attached instructions before completing form.

     8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no nmanagers; A trustee of each Nevada business trust (NRS 92A.230)*

        eCHEX International, Inc.
        __________________________
        Name of merging entity


        /s/Madeleine Gestas               President             1/28/2004
        __________________________      _______________         ____________
        Signature                       Title                   Date





        Worldwide Wireless Networks, Inc.
        ___________________________
        Name of surviving entity


        /s/Madeleine Gestas               President             1/28/2004
        __________________________      _______________         ____________
        Signature                       Title                   Date


*The articles of merger must be signed by each foreign consituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

                               ARTICLES OF MERGER
                                       OF
                            eCHEX INTERNATIONAL, INC.
                           (a California corporation)
                                       and
                        WORLDWIDE WIRELESS NETWORKS, INC.
                             (a Nevada corporation)

The Undersigned, being President of eCHEX International, Inc., a California corporation, and the President of Worldwide Wireless Networks, Inc., a Nevada corporation (collectively "the constituent entities"), hereby certify as follows:

1. Pursuant to NRS 92A.190 and the California Corporation Code 1100 et seq., a Plan of Merger has been approved by the board of directors of Worldwide Wireless Networks, Inc., a Nevada corporation, and eCHEX International, Inc., a California corporation.

2. The approval of shareholders of the Constituent Entities of Worldwide Wireless Networks, Inc. and eCHEX International, Inc. is not required under NRS 92A.190, and the laws of the State of California specifically permit the merger of the subsidiary, eCHEX International, Inc., into the parent, Worldwide
Wireless Networks, Inc., and the laws of the State of California have been complied with in effecting the merger.

3. Pursuant to the California Corporations Code Section 1100, 1108a, 1110a(1), eCHEX International, Inc., a California corporation, subsidiary corporation and owner of 95% of the issued and outstanding shares of Worldwide Wireless Networks, Inc., a Nevada corporation, the subsidiary, has adopted a Resolution to merge the subsidiary, eCHEX International, Inc., into Worldwide Wireless Networks, Inc. and change its name to eCHEX Worldwide Corp.

4. The surviving corporation assumes all the liabilities of eCHEX International, Inc., a California Corporation.

5. All shares issued and outstanding of eCHEX International, Inc. shall, upon merger, represent shares of the merged corporation on a one for one basis, pro rata. All shares of Worldwide Wireless Networks, Inc. (95%) owned by eCHEX International, Inc. shall be converted to common shares of Worldwide Wireless Networks, Inc. on a one for one basis.

6. The Articles of Incorporation of Worldwide Wireless Networks, Inc. shall be amended to reflect the reverse split of one for five thousand made effective pursuant to Bankruptcy Court Order and to authorize 100 million shares: 75 million common shares and 25 million preferred shares with classes, rights and privileges, to be determined by the Board of Directors.

7. The complete and executed Plan of Merger is on file at the Registered Offices of the corporation at 303 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.

Effective this 21st day of January, 2004.


eCHEX International, Inc.,                   Worldwide Wireless Networks, Inc.,
a California corporation                     a Nevada corporation

/s/Madeleine Gestas                          /s/Madeleine Gestas
--------------------------------             ------------------------------
Madeleine Gestas, President                  Madeleine Gestas, President
(Printed Name)                               (Printed Name)

State of California                 )
                                    )ss.
County of ______________            )

On this ___ day of January, 2004, before me, a Notary Public, personally appeared Madeleine Gestas, President of Worldwide Wireless Networks, Inc. and eCHEX International, Inc. and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporation as a duly authorized director and officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

--------------------------
Notary Public
My Commission Expires:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


State of California             )
                                )ss.
County of San Mateo             )

On January 21, 2004, before me, Skip Dahl, Notary Public, personally appeared Madeleine Gestas,

/_/ personally known to me

/X/ proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/Skip Dahl
---------------------------------
Signature of Notary Public


Skip Dahl
Commission #1256656
Notary Public - California
San Mateo County
My Comm. Expires Apr 9, 2004

                                --- OPTIONAL ---

 Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.


Description of Attached Doccument:

Title or Type of Document: Articles of Merger of eCHEX International, Inc. and Worldwide Wireless Networks, Inc.

Document Date:  January 21, 2004                Number of Pages:  2

Signer Other Than Named Above:  No others

Capacity(ies) Claimed by Signer

Signer's Name:

/_/ Individual
/_/ Corporate Officer - Title (s):
/_/ Partner - /_/Limited  /_/General
/_/ Attorney in Fact
/_/ Trustee
/_/ Guardian or Conservator
/_/ Other:


Signer is Representing:

                                 PLAN OF MERGER

THIS PLAN OF MERGER (this "Plan of Merger"), dated as of January 21, 2004, is among Worldwide Wireless Networks, Inc., a Nevada corporation, and eCHEX International, Inc., a California corporation (collectively "Constituent Corporations").

WHEREAS, eCHEX International, Inc., a California corporation, ("the parent"), as owner of 95% of the issued and outstanding capital (common) stock of Worldwide Wireless Networks, Inc., a Nevada Corporation, and eCHEX International, Inc. ("the subsidiary") have agreed by a Plan of Reorganization approved in United States District Court Bankruptcy Case No. 0217020 JB as of December 31, 2003 to the merger of eCHEX International, Inc. with and into Worldwide Wireless Networks, Inc.; and

WHEREAS, the respective Boards of Directors of the Constituent Companies have each approved the merger of eCHEX International, Inc. into Worldwide Wireless Networks, Inc. in accordance with California Corporations Code and the Nevada Revised Statutes and the U.S. Bankruptcy Code; and

WHEREAS, this Plan of Merger shall be filed with the Secretary of State of Nevada and Secretary of State of California in order to consummate the merger of the Company with and into Parent; and

WHEREAS, the Constituent Companies have agreed to execute and file this Plan of Merger as may be required under the Nevada Revised Statutes and the California Corporations Code.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent and the Subsidiary hereby agree as follows:

     1. THE MERGER. At the Effective Time, in accordance with this Plan of Merger, and the California Corporations Code and the Nevada Revised Statutes, eCHEX International, Inc. shall be merged (such merger being herein referred to as the "Merger") with and into Worldwide Wireless Networks, Inc., the separate existence of the Subsidiary shall cease, and Worldwide Wireless Networks, Inc. shall continue as the surviving corporation (hereinafter sometimes is referred to as the "Surviving Corporation.")

     2. EFFECT OF THE MERGER. As the Merger is effected, the Surviving Corporation shall change its name to "eCHEX Worldwide Corp." and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     3. CONSUMMATION OF THE MERGER. The parties hereto will cause the Merger to be consummated by filing with the Secretaries of State of Nevada and California, Articles of Merger, a Certificate of Ownership (if necessary), and this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Revised Statutes and the California Corporations Code (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date").

     4. ARTICLES OF INCORPORATION: BYLAWS: DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical with the Articles of Incorporation and Bylaws of Worldwide Wireless Networks, Inc. as in effect immediately prior to the Effective Time until thereafter amended as provided therein and under Nevada Statutes except as to the Amendment to change the name to eCHEX Worldwide Corp. and as contained in the attached Articles of Amendment.

     5. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of either Constituent Company or the holder of any of the shares (the "Shares") of common stock, (the "Common Stock") of the
Company:

          (1) Each Share issued and outstanding of Worldwide Wireless Networks, Inc. immediately prior to the Effective Time shall remain as issued and outstanding common stock of the merged companies subject to a one for five thousand reverse split effective as of December 31, 2003, pro rata.

          (2) Each Share which is held in the treasury of the Worldwide Wireless Networks, Inc. or which is owned by any direct or indirect subsidiary of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

          (3) Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Parent to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall remain unchanged.

          (4) Each share of Common Stock of eCHEX International, Inc. issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Surviving Corporation, on a post reverse split basis.

          (5) No Fractional Shares and no certificates or scrip representing such fractional Merger Shares, shall be issued.

     6. TAKING OF NECESSARY ACTION: FURTHER ACTION. Each of Parent, and the Subsidiary shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under Nevada Revised Statutes, the California Corporation Code, or federal law as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

IN WITNESS WHEREOF, the authorized officers of Worldwide Wireless Networks, Inc. and eCHEX International, Inc. have caused this Plan of Merger to be executed as of the date first above written and further affirm and certify that the Resolutions authorizing the merger pursuant to the Plan of Merger have been duly adopted by the Boards of Directors of each company and that no vote of shareholders of either constituent company is required under Nevada Revised Statutes or the California Code.



eCHEX International, Inc.
(a California corporation)


By:/s/Madeleine Gestas
-------------------------------
Madeleine Gestas, President

Worldwide Wireless Networks, Inc.
(A Nevada corporation)


By:/s/Madeleine Gestas
--------------------------
Madeleine Gestas, President

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684-5708
Website: secretary of state.biz


FORM TO ACCOMPANY FILING ORDERED BY
REORGANIZATION UNDER FEDERAL LAW
(PURSUANT TO NRS 78.822)

Important: Read attached instructions before completing form.

                      Form to Accompany Filing Ordered by
                        Reorganization Under Federal Law
                            (Pursuant to NRS 78.822)

1.   Name of corporation:

        Worldwide Wireless Networks, Inc.

2.   In   compliance   with  court   order,   the   following   Confirmed   Plan
     (Merger/Amendent) is being filed.*

3.   (choose one only)

     /_/  The   certificate   being  filed  does  not  amend  the   Articles  of
          Incorporation.

     /_/ The articles are being amended as follows: (provide article numbers, if available):

           Merger within Confirmed Plan of Bankruptcy/Reorganization

     Article 1. The name is changed to eCHEX Worldwide Corp.

     Article 4. Article 4 is deleted and subsituted therefore is: 100,000,000 shares are authorized, $.001 par value; 75,000,000 of which are common shares and 25,000,000 of which are preferred shares with rights and privileges and classes to be determined (see attached Exhibit). All issued and outstanding common stock as of December 31, 2003 is, on such date, reverse split on a one for 5,000 basis (see attached Exhibit).

     Article 12. (Added). The corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes
     78.378 to 78.3793, inclusive.

     4.   Signature required:

        /_/ The trustee in bankrupcy appointed by the court

        /X/ Officer of the corporation designated by the court

        /_/ Any other representative appointed by the court

        The undersigned has signed this instrument under penalty of perjury:

        /s/Madeleine Gestas                     President
        ________________________                _________________
                Signature                               Title

*this filing must be accompanied by a confirmed plan or order of reorganization certified by the bankruptcy court.